SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2002

COGNOS INCORPORATED

(Exact name of registrant as specified in its charter)

Canada

_________________

(State or other jurisdiction of incorporation)

0-16006	98-0119485
(Commission File Number No.)	(IRS Employer Identification No.)

3755 Riverside Drive
P.O. Box 9707, Station T
Ottawa, Ontario, Canada
K1G 4K9

_________________

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(613) 738-1440

_________________

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.     Other Events.

        On December 19, 2002, Cognos Incorporated (“Cognos”), a Canadian corporation, entered into an Agreement and Plan of Reorganization dated as of December 19, 2002 (the “Merger Agreement”), by and among Cognos, Cognos Corporation (“US Sub”), a Delaware corporation and a wholly-owned subsidiary of Cognos, Argon Acquisition Corp. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of US Sub, and Adaytum, Inc. (“Adaytum”), a Delaware corporation. Pursuant to the terms of the Merger Agreement, US Sub would be merged with and into Adaytum with Adaytum continuing as the surviving corporation under the laws of Delaware. Merger Sub will cease to exist. The total merger consideration is expected to be up to $160,000,000, subject to adjustment as provided for in the Merger Agreement. In addition, Cognos will assume certain stock options that are outstanding under Adaytum's stock option plan.

        The consummation of the merger is subject to various conditions, including, without limitation, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Cognos has entered into voting agreements with a number of shareholders of Adaytum sufficient to approve the Merger Agreement, pursuant to which those shareholders have agreed to vote in favor of the merger and the Merger Agreement.

        Attached hereto and incorporated by reference is the Merger Agreement.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

    (c)        Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Reorganization dated as of December 19, 2002, by and among Cognos Incorporated, Cognos Corporation, Argon Acquisition Corp. and Adaytum, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNOS INCORPORATED

(Registrant)

Dated: December 23, 2002	By: /s/ Tom Manley
Tom Manley Senior Vice President, Finance & Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization dated as of December 19, 2002, by and among Cognos Incorporated, Cognos Corporation, Argon Acquisition Corp. and Adaytum, Inc.